Exhibit 99.02

Press Release
www.shire.com

Additional Listing

November 26, 2013 - Shire plc (the “Company”) (LSE: SHP, NASDAQ: SHPG) hereby notifies the market that an application has been made to the UK Listing Authority and the London Stock Exchange for a total of 766,840 ordinary shares of 5p each to trade on the London Stock Exchange and to be admitted to the Official List.

When issued, these shares will rank equally with the existing issued ordinary shares of the Company.

These shares are to be issued following receipt of bond conversion notices for the Shire plc 2.75% Convertible Bonds due 2014.

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX